Exhibit 23.2

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-22957, 33-32690, 33-32687 and 33-52892) of
Designs, Inc. of our report dated March 17, 1998 except as to the segment information for the two years in the period ended January 31, 1998 presented in Note N, for which the date is April 29, 1999, relating to the consolidated financial statements which appear in this Form 10-K.


Boston, Massachusetts
April 29, 1999                               /s/ PRICEWATERHOUSECOOPERS, L.L.P.